SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[    ]  Preliminary Proxy Statement                 [    ]  Confidential,  For Use of the  Commission  Only
                                                            (as permitted by Rule 14a-6(e)(2))
[  X ]  Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting  Material  Pursuant to Rule  14a-11(c)
        or Rule 14a-12

                             OPEN PLAN SYSTEMS, INC.
--------------------------------------------------------------------------------
                 Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  X ]   No fee required.

[    ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------
         (2)     Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------
         (4)     Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------
         (5)     Total fee paid:

                 --------------------------------------------------------------

[    ]   Fee paid previously with preliminary materials.

                 --------------------------------------------------------------

[    ]   Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)     Amount previously paid:

                 --------------------------------------------------------------
         (2)     Form, Schedule or Registration Statement no.:

                 --------------------------------------------------------------
         (3)     Filing Party:

                 --------------------------------------------------------------
         (4)     Date Filed:

                 --------------------------------------------------------------

                                                                  OPEN PLAN
                                                                    SYSTEMS
                                                                     [LOGO]






                                  April 8, 1997


Dear Shareholder:

         You are cordially invited to attend the 1997 Annual Meeting of Shareholders to be held on Tuesday, May 13, 1997 at 10:00 a.m. at the Crestar Bank Auditorium, 919 East Main Street, 4th Floor, Richmond, Virginia 23219. At the Annual Meeting, you will be asked to elect two directors for terms of one year, two directors for terms of two years and three directors for terms of three years and to ratify the appointment of independent auditors for the Company for 1997. Enclosed with this letter is a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

         Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

         We hope you will participate in the Annual Meeting, either in person or by proxy.

                                 Sincerely,

                                 /s/ Stan A. Fischer

                                 Stan A. Fischer
                                 President and
                                 Chairman of the Board









 . . . . . . . . . . . Remanufactured Workstations . . . . . . . . . . . . .  . .

              4299 CAROLINA AVENUE, BUILDING C, RICHMOND, VA 23222
                        804.228.5600 / FAX 804.228.5656

                             OPEN PLAN SYSTEMS, INC.
                        4299 Carolina Avenue, Building C
                            Richmond, Virginia 23222

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               -------------------

         The Annual Meeting of Shareholders (the "Annual Meeting") of Open Plan Systems, Inc. (the "Company") will be held on Tuesday, May 13, 1997 at 10:00 a.m. at the Crestar Bank Auditorium, 919 East Main Street, 4th Floor, Richmond, Virginia 23219, for the following purposes:

         1. To elect two directors to serve as Class I directors for terms of one year expiring at the 1998 annual meeting of shareholders, two directors to serve as Class II directors for terms of two years expiring at the 1999 annual meeting of shareholders, and three directors to serve as Class III directors for terms of three years expiring at the 2000 annual meeting of shareholders;

         2. To consider and act upon a proposal to ratify the appointment of the firm of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

         3. To act upon such other matters as may properly come before the Annual Meeting.

         Only holders of shares of Common Stock of record at the close of business on April 1, 1997, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.


                                           By Order of The Board of Directors

                                           Gary M. Farrell
                                           Corporate Secretary


April 8, 1997

                             OPEN PLAN SYSTEMS, INC.
                        4299 Carolina Avenue, Building C
                            Richmond, Virginia 23222


                                 PROXY STATEMENT


         This Proxy Statement is furnished to holders of Common Stock, no par value (the "Common Stock"), of Open Plan Systems, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 13, 1997 at 10:00 a.m. at the Crestar Bank Auditorium, 919 East Main Street, 4th Floor, Richmond, Virginia 23219, and any duly reconvened meeting after adjournment thereof.

         Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about April 8, 1997 to all shareholders entitled to vote at the Annual Meeting.

         The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

         On April 1, 1997, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 4,472,433 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual
Meeting. A majority of the shares of the Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

         The aggregate number of votes cast by all shareholders present in person or by proxy at the Annual Meeting will be used to determine whether a proposal will be approved or adopted. Thus, in the case of the election of directors and the ratification of the appointment of the independent public accountants and other matters that may come before the Annual Meeting, the withholding of votes or abstention from voting on a matter by a shareholder present in person or by proxy at the Annual Meeting has no effect on the item on which the shareholder withheld votes or abstained from voting. In addition, broker "non-votes" will not be included in determining the number of votes cast on any matter.

         The Board of Directors of the Company is not aware of any matters other than those described in the Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Company's Board of Directors consists of seven directors, each of whom is nominated for election as a director at the Annual Meeting. The Company's Articles of Incorporation provide for classification of the Board of Directors into three classes commencing with the 1997 Annual Meeting. Class I directors are to be elected at the Annual Meeting to serve for terms of one (1) year expiring on the date of the annual meeting of shareholders in 1998, Class II directors are to be elected at the Annual Meeting to serve for terms of two
(2) years expiring on the date of the annual meeting of shareholders in 1999, and Class III directors are to be elected at the Annual Meeting to serve for terms of three (3) years expiring on the date of the annual meeting in 2000, with the members of each class to hold office until their respective successors are duly elected and qualified. At the annual meeting of shareholders in 1998 and thereafter, directors in each class will be elected for three year terms.

         The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the seven nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

         Each nominee has consented to being named in the Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

         The following information is furnished with respect to each nominee for director:

                Nominees for Election Whose Terms Expire in 1998

         Gary M. Farrell, age 37, has been Chief Financial Officer of the Company since June 1993 and Secretary and a member of the Board of Directors since January 1994. Prior to his employment by the Company, Mr. Farrell was Vice President and Corporate Audit Manager at Virginia Beach Federal Savings Bank from April 1992 to May 1993. Mr. Farrell was also employed by NationsBank Corporation from 1984 to 1992 where he held several positions, including Vice President and EDP Audit Manager. He is a member of the Executive Committee and has been a director since 1994.

         C.T. Hill, age 46, is President/Capital Region of Crestar Bank, the Virginia banking subsidiary of Crestar Financial Corporation. Prior to his appointment as President/Capital Region in 1994, Mr. Hill had been Executive Vice President of Crestar Bank. He is a member of the Executive Committee and the Audit Committee and has been a director since 1996.

                Nominees for Election Whose Terms Expire in 1999

         Anthony F. Markel, age 55, is President, Chief Operating Officer and a director of Markel Corporation, a Richmond, Virginia based publicly held insurance brokerage company. Mr. Markel has held these positions since 1992. He is a member of the Executive Committee and the Compensation Committee and has been a director since 1989.

         Theodore L. Chandler, Jr., age 44, is a member and a director of the law firm of Williams, Mullen, Christian & Dobbins in Richmond, Virginia. Mr. Chandler is also a director of Lawyers Title Corporation and Hilb, Rogal & Hamilton Company. He is a member of the Compensation Committee and the Audit Committee and has been a director since 1996.

                Nominees for Election Whose Terms Expire in 2000

         Stan A. Fischer, age 56, has been President and a director of the Company since founding the Company in 1989. From 1986 to 1989, Mr. Fischer was Sales Manager of Chasen's Business Interiors, Inc., a marketer of new office furniture and furnishings in Richmond, Virginia. Prior to this, Mr. Fischer was employed by Xerox Corporation for over ten years in a variety of sales and management positions. He is a member of the Executive Committee and has been a director since 1989.

         Troy A. Peery, Jr., age 50, is President and Chief Operating Officer and a director of Heilig Meyers Co., a national retailer of home furniture and furnishings headquartered in Richmond, Virginia. Mr. Peery has held this position since 1985. Mr. Peery currently serves on the Board of Directors of Galeski Optical Co. and S&K Famous Brands, Inc. He is a member of the Compensation Committee and the Audit Committee and has been a director since 1989.

         Robert F. Mizell, age 40, is a Senior Vice President and a director of Davenport & Company LLC, where he directs the firm's Corporate Finance Department. Prior to joining Davenport in 1988, Mr. Mizell was a partner with the accounting firm of KPMG Peat Marwick. Mr. Mizell is also a director of Manorhouse Retirement Centers, Inc. and Security Filter Products Co., Inc. He is a member of the Executive Committee, the Compensation Committee and the Audit Committee and has been a director since 1996.

         The Board of Directors recommends that the shareholders vote FOR the nominees set forth above.

Executive Officers

         Information with respect to Stan A. Fischer, President and Chairman of the Board, and Gary M. Farrell, Chief Financial Officer and Secretary, is set forth above. Information with respect to the remaining executive officers of the Company is as follows:

         Robert E. O'Neil, Jr., age 48, has been Vice President - Sales of the Company since November 18, 1996. Mr. O'Neil became an executive officer of the Company on February 17, 1997. Prior to his employment with the Company, Mr. O'Neil served as Vice President - Sales with Superior Chaircraft Corporation from September 1994 to November 1996, and was a manager for Steelcase, Inc. from October 1977 to September 1994.

         Neil F. Suffa, age 32, has been Corporate Controller of the Company since December 2, 1996. Mr. Suffa became an executive officer of the Company on February 17, 1997. From July 1994 to December 1996, Mr. Suffa was Senior Accounting and Reporting Accountant with James River Corporation, and from July 1986 to July 1994 was employed as Audit Manager with Deloitte & Touche LLP. Mr. Suffa also served as Chief Financial Officer of SAGA Systems, an independent service provider of access to the Internet, from May 1996 to October 1996, and currently serves on the Board of Directors of that company.

         Elizabeth C. Connolly, age 40, has been Vice President - Marketing of the Company since August 1994. Prior to her employment with the Company as Sales Manager in August 1993, Mrs. Connolly had been Sales Manager at Chasen's Business Interiors, Inc. since 1986.

         David J. Morrison, age 36, has been Vice President - Manufacturing of the Company since September 1995. Previously, he was an account manager with a subsidiary of Herman Miller, Inc. from 1992 to 1995 and President of Halmor Associates, Inc., a Michigan-based office furniture manufacturer, from 1990 to 1992.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission. Such persons are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company, the Company believes that applicable
Section 16(a) filing requirements were satisfied for events and transactions that occurred in 1996.

Security Ownership of Management

         The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock as of March 25, 1997, by each director of the Company, by those executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and by all of the directors and executive officers as a group.


                                            Amount and Nature of Beneficial Ownership (1)
                                      ----------------------------------------------------------

                                                                        Acquirable Within 60         Percent of
Name                                           Common Stock                    Days (2)               Class (3)
----                                           ------------                    --------               ---------

Stan A. Fischer                                   1,120,870                     3,125                    25.1%
Gary M. Farrell(4)                                   15,889                     3,125                       *
Gregory P. Campbell                                 105,925                     1,562                     2.4
Elizabeth C. Connolly(4)                             12,803                     1,562                       *
David J. Morrison                                       700                     1,562                       *
Troy A. Peery, Jr.                                   79,376                     1,000                     1.8
Anthony F. Markel                                   167,378                     1,000                     3.8
Theodore L. Chandler, Jr.                             5,000                     1,000                       *
Robert F. Mizell                                      8,000                     1,000                       *
C.T. Hill                                             1,000                     1,000                       *
All directors and executive
officers  as a group (10 persons)
                                                  1,516,941                    15,936                    34.3%

----------
*Percentage of ownership is less than 1% of the outstanding shares of Common Stock of the Company.

(1) Beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days. Each shareholder set forth in the table possesses sole voting and investment power with respect to the number of shares of Common Stock held by him.
(2) Represents shares of Common Stock that can be purchased upon the exercise of vested stock options granted under a Company stock option plan.

(3) Percentages for shares beneficially owned are based on 4,472,433 shares of Common Stock issued and outstanding at March 25, 1997 and includes shares acquirable within 60 days.
(4) Includes 15,000 shares pledged by Mr. Farrell and 12,000 shares pledged by Ms. Connolly, respectively, to a commercial bank as security for a loan to acquire such shares.

Security Ownership of Certain Beneficial Owners

         The persons, groups or other entities known by the Company to be beneficial owners of more than 5% of the outstanding Common Stock of the Company as of March 25, 1997 are set forth in the following table:

Name and Address                     Number of Shares           Percent of
of Beneficial Owner               Beneficially Owned (1)         Class (2)
-------------------               ----------------------         ---------

Stan A. Fischer                         1,123,995                   25.1%
c/o Open Plan Systems, Inc.
4299 Carolina Avenue
Building C
Richmond, Virginia  23222

SAFECO Corporation and
SAFECO Asset Management
Company, SAFECO Plaza,                    331,900 (3)               7.42%
Seattle, Washington 98185

SAFECO Common Stock Trust
SAFECO Plaza, Seattle
Washington 98185                          244,500 (3)               5.47%
---------

(1) Beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2) Percentages for shares beneficially owned are based on 4,472,433 shares of Common Stock issued and outstanding at March 25, 1997.
(3) In an amendment to a Schedule 13G jointly filed with the Securities and Exchange Commission on February 10, 1997, SAFECO Corporation and its subsidiary, SAFECO Asset Management Company, reported beneficial ownership as of that date of 331,900 shares of the Common Stock of the Company for which it shares voting and dispositive power. The Schedule 13G reports that the shares identified therein are owned beneficially by registered investment companies for which SAFECO Asset Management Company serves as investment advisor, and includes the 244,500 shares reported in the joint
     Schedule 13G as beneficially owned by SAFECO Common Stock Trust.

Committees of the Board of Directors

         The standing committees of the Board of Directors are the Executive Committee, the Compensation Committee and the Audit Committee. There is no nominating committee. The Compensation Committee and the Audit Committee consist solely of non-employee directors. The functions and membership of the standing committees and the number of such committee meetings held during the last fiscal year are as follows:

         Executive Committee. The Executive Committee is authorized to perform all duties and exercise all powers of the Board of Directors in the management of the business and affairs of the Company when the Board is not in session, except those duties and powers that are required by law to be performed or exercised by the Board of Directors as a whole. The current members of the Executive Committee are Stan A. Fischer, Chairman, and Gary M. Farrell, Anthony
F. Markel, Robert F. Mizell and C.T. Hill. The Executive Committee held no meetings in 1996.

         Audit Committee. The Audit Committee makes recommendations concerning the engagement of the Company's independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are C.T. Hill, Chairman, and Troy A. Peery, Jr., Theodore L. Chandler, Jr. and Robert F. Mizell. The Audit Committee held two meetings in 1996.

         Compensation Committee. The Compensation Committee determines compensation for the Company's directors and executive officers and administers the Company's stock option plans. The responsibilities of the Compensation Committee are discussed further below under "Compensation Committee Report on Executive Compensation." The current members of the Compensation Committee are Troy A. Peery, Jr., Chairman, and Theodore L. Chandler, Jr., Robert F. Mizell and Anthony F. Markel. The Compensation Committee held three meetings in 1996.

         During the fiscal year ended December 31, 1996, there were six meetings of the Board of Directors. All directors attended 75% or more of the total aggregate number of meetings of the Board of Directors and of the committees on which they served.

Director Compensation

         Each non-employee director of the Company will receive an annual retainer of $5,000 payable quarterly, a fee of $1,000 for each Board meeting attended and a fee of $500 for each committee meeting attended. Each director will also be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings.

         Effective June 5, 1996, the Company adopted the 1996 Stock Option Plan for Non-Employee Directors (the "Outside Directors' Plan"). The maximum aggregate number of shares of Common Stock that may be issued pursuant to the Outside Directors' Plan is 25,000. The Outside Directors' Plan is administered by the Compensation Committee of the Board of Directors of the Company, and will terminate following the annual meeting of shareholders in 2000.

         Under the Outside Directors' Plan, each non-employee director of the Company serving on the Board of Directors on July 1, 1996 received an option to purchase 1,000 shares of Common Stock. Thereafter, each non-employee director of the Company serving on the Board of Directors shall receive an option to purchase 1,000 shares of Common Stock on the first business day following each annual meeting of shareholders. The exercise price of stock options granted under the Outside Directors' Plan must be equal to the fair market value of the Common Stock on the date of grant. Each option is first exercisable on the date which is six months from the date of grant of the option and shall continue to be exercisable for a term of ten years, subject to certain exceptions. Options granted under the Outside Directors' Plan may be exercised in whole or in part at any time upon payment by the optionee of the exercise price in cash or by surrendering previously-owned shares of Common Stock to the Company with a fair market value not less than the exercise price. In addition, the Company will cooperate in a cashless exercise of an option upon the request of a participant.

         For additional information regarding the Outside Directors' Plan, see "Description of Company Stock Plans" below.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors, which consists solely of non-employee directors. The Compensation Committee determines the salaries of the Company's senior management and reviews and approves annual management incentive programs and executive benefits for senior management. It also administers the 1996 Stock Incentive Plan (the "Incentive Plan") and the Outside Directors' Plan. The Committee also reviews any significant changes in the Company's 401(k) plan. All decisions by the Compensation Committee relating to the compensation of the Company's senior management are reported to the full Board.

         This report of the Compensation Committee primarily addresses the Company's compensation policies in effect for 1997. During the second half of 1996, following the Company's initial public offering in June of that year, the Compensation Committee conducted an extensive review of the Company's executive compensation policies. In January 1997, the Compensation Committee adopted the policies set forth below. Under rules of the Securities and Exchange Commission, no formal report of the Compensation Committee for fiscal year 1996 is required to be included in the Proxy Statement.

Executive Compensation Policies

         The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, recognize individual initiative and achievements, and assist the Company in attracting and retaining highly qualified executives. They provide for competitive base salaries which reflect individual performance and level of responsibility; annual performance bonus opportunities payable in cash upon the attainment of pre-established financial and operating performance goals, and long-term, stock-based incentive opportunities under the Incentive Plan to further align the financial interests of management with those of the Company's shareholders.

         The Compensation Committee believes that the combination of base salary, annual performance bonus awards and long-term equity participation provides the appropriate framework to implement the Company's pay-for-performance policy. For 1997, bonus incentives will be based on attainment of established goals for earnings per share and pre-tax profit.

         The  Compensation   Committee  has  determined  to  annually,  or  more
frequently, review the Company's executive compensation program.

Base Salaries

         Base salaries for executive officers were reviewed in 1996 to determine whether adjustments were appropriate for 1997. Factors considered by the Compensation Committee in determining base salaries for executive officers in 1997 included personal performance of the executive officer in light of individual levels of responsibility, the overall performance and profitability of the Company during the preceding year, economic trends that may be affecting the Company, and the competitiveness of the executive officer's salary with the salaries of executive officers in comparable positions at companies of comparable size or operational characteristics. Each factor is weighed by the Board of Directors in a subjective analysis of the appropriate level of compensation for that executive officer. For purposes of assessing the competitiveness of salaries, the Board of Directors reviewed compensation data from a selected group of companies, including other publicly held manufacturers and remanufacturers of office furniture as well as comparable companies in the durable goods industry, to determine ranges of total compensation and the individual components of such compensation. Such compensation data indicated that the Company's base salary levels generally were below the median of such data when compared to executive positions of similar scope and responsibility.

         Because the Company's executive compensation program stresses incentive opportunities linked to financial and operating performance, base salaries for senior management for 1997 were set at approximately the median for comparable positions at comparable companies. Adjustments made to executive base salaries were effective January 28, 1997. Mr. Fischer's base salary was increased by $10,000 to $160,000 after a thorough review and evaluation by the Committee of Mr. Fischer's personal performance in light of his management responsibilities, the level of profitability of the Company during 1996 and the Committee's review of the compensation of chief executive officers at comparable companies.

Annual Incentives

         In May 1996, the executive officers of the Company received interim bonuses prior to the Company's initial public offering. Mr. Fischer's interim bonus was $30,000. The executive officers named in the Summary Compensation Table also were eligible to receive additional incentive compensation for their 1996 performance. In January 1997, bonus awards were made to Messrs. Fischer, Farrell and Morrison and Ms. Connolly based on a review of several factors which related to the Company's financial and operating performance in 1996. The Compensation Committee review included an assessment of the performance of these individuals in his or her respective area of responsibility. Based on these factors, Mr. Fischer's incentive award for 1996 was $6,000.

         In 1997, annual incentive compensation for executive officers will be awarded under the 1997 Incentive Bonus Plan (the "Bonus Plan") approved by the Compensation Committee. The Bonus Plan provides that incentive bonuses may be paid to executive officers if certain earnings per share and pre-tax profit goals are met by the Company in 1997. If the Company's earnings per share increases by less than 10% over the previous year, an officer will receive no bonus award for this performance criteria. The same standard applies to the Company's pre-tax profits and is determined separately from the earnings calculation. In the event that the Company's earnings per share or pre-tax profits increase by 10% or more over the previous year, then the level of performance of each component is converted into a percentage of the officer's salary as a bonus. For 1997, there are three categories of officers under the Bonus Plan with differing percentages assigned to each category and to differing levels of performance within each category. Finally, if the Company's performance in earnings per share and pre-tax profits exceeds the specified target percentage by more than 10%, then selected executive officers shall be entitled to an additional bonus for outstanding performance.

Long-Term Incentives

         The Committee administers the Incentive Plan under which it has granted to key executives options to purchase shares of the Company's Common Stock. The primary objective of issuing stock options is to encourage significant investment in stock ownership by management and to provide long-term financial rewards linked directly to market performance of the Company's stock. The Committee believes that significant ownership of stock by senior management is the best way to align the interests of management and the shareholders, and the Company's stock incentive program is effectively designed to further this objective.

         Effective October 21, 1996, the Compensation Committee granted stock options (the "1996 Options") to various executives, including the executive officers named in the Summary Compensation Table. The Committee granted Mr. Fischer a 1996 Option to acquire 12,500 shares of Common Stock. In determining the number of shares to be subject to the options granted to Mr. Fischer, the Committee evaluated Mr. Fischer's overall compensation package relative to that of other chief executives at comparable companies. With respect to the allocation of available options among other executive officers and employees, the Committee is of the view that, as a person's level of responsibility increases, greater portions of his or her total compensation should be linked to the long-term performance of the Company's Common Stock and return to its shareholders.

         The exercise price of the 1996 Options is based on the average of the high and low trading prices of the Common Stock on the day of grant. The 1996 Options become vested and exercisable over four years in annual increments of 25% commencing on April 21, 1997 and expire seven years from the date of grant. An earlier expiration date may apply in the event of an optionee's termination of employment, retirement, death or disability.

Tax Considerations

         The Omnibus Budget Reconciliation Act of 1993 ("OBRA") established certain criteria for the tax deductibility of compensation in excess of $1 million paid to the Company's executive officers. The Company is not in danger of losing deductions under OBRA. The Committee will carefully consider any plan or compensation arrangement that would result in the disallowance of compensation deductions. The Committee will use its best judgment in such cases, taking all factors into account, including the materiality of any deductions that may be lost. To date, the Committee has not adopted a policy that dictates its decision in such a situation.

        Submitted By the Compensation Committee of the Board of Directors
                          Troy A. Peery, Jr., Chairman
                                Robert F. Mizell
                            Theodore L. Chandler, Jr.
                                Anthony F. Markel

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

         The following table sets forth, for the fiscal years ended December 31, 1996, 1995 and 1994, the compensation paid by the Company to the Company's President and each of its four other most highly paid executive officers in all capacities in which they served:

                           Summary Compensation Table

                                                                                          Long Term
                                                                                        Compensation
                                                     Annual Compensation                   Awards
                                          -------------------------------------------      ------
                                                                                         Securities
Name and                                                            Other Annual         Underlying          All Other
Principal Position              Year       Salary      Bonus      Compensation (1)       Options (#)       Compensation (2)
------------------              ----       ------      -----      ----------------       -----------       ----------------

Stan A. Fischer                   1996     $150,000     $36,000       $145,515(3)          12,500            $100,510
President                         1995      125,000      40,000           -                   -               116,348
                                  1994      125,000      50,000         18,686                -                52,169

Gary M. Farrell                   1996       85,000      19,000           -                12,500               2,550
Chief Financial Officer           1995       65,000      20,000           -                   -                 1,950
                                  1994       64,946      15,000           -                   -                    -

Gregory P. Campbell (4)           1996       85,000       7,500           -                 6,250              10,982
Vice President -                  1995       85,000      20,000           -                   -                10,982
Regional Sales                    1994       84,752      25,000           -                   -                 8,432

Elizabeth C. Connolly             1996       75,000       8,000           -                 6,250               1,750
Vice President -                  1995       60,000      20,000           -                   -                 1,662
Marketing                         1994       42,792      12,000           -                   -                    -

David J. Morrison (5)             1996       75,000       8,500           -                 6,250                  -
Vice President -                  1995       11,750       5,000         7,521                 -                    -
Manufacturing                     1994          -           -             -                   -                    -

--------

(1) Except as otherwise indicated, the dollar value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus reported for each officer during the years shown.

(2) "All Other Compensation" includes the following for the fiscal year ended December 31, 1996: (a) employer contributions of $4,327, $2,550, $2,550, $1,750 and $0 for Mr. Fischer, Mr. Farrell, Mr.Campbell, Ms. Connolly and Mr. Morrison, respectively, to the Company's 401(k) Plan to match 1996 elective deferral contributions made by each to such Plan; and (b) compensation of $96,183 and $8,432 for Mr. Fischer and Mr. Campbell, respectively, attributable to life insurance premiums paid by the Company in 1996 on life insurance policies to fund certain stock purchase obligations to Messrs. Fischer and Campbell.
(3) Includes a $32,341 payment to Mr. Fischer to permit the payment of accrued interest on prior tax loans, a $28,115 payment to permit the payment of accrued interest on a real estate loan to Mr. Fischer, a $83,775 payment to Mr. Fischer to permit the payment of expenses incurred by him in connection with certain property owned by Mr. Fischer, and $1,284 relating to an automobile allowance. See "Transactions with Management."
(4) Mr. Campbell is no longer deemed by the Company to be an "executive officer" effective December 31, 1996.
(5) Mr. Morrison was employed by the Company commencing in September 1995. Amounts shown for 1995 are for the period from September 1995 to December 31, 1995.

         The executive officers of the Company participate in other benefit plans provided to all full-time employees of the Company who meet eligibility requirements, including group health, dental, disability and life insurance.

Stock Options

         The following table contains information concerning grants of stock options to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1996 under the Company's 1996 Stock Incentive Plan:


                        Option Grants In Last Fiscal Year
                               (Individual Grants)

                                  Number of         Percent of total
                                  Securities         Options Granted
                              Underlying Options     to Employees in      Exercise or Base       Expiration
           Name                  Granted (1)           Fiscal Year        Price ($/Sh) (2)        Date (3)
           ----                  -----------           -----------        ----------------        --------

Stan A. Fischer                     12,500                  11.4%              $9.875             10/20/03
Gary M. Farrell                     12,500                  11.4                9.875             10/20/03
Gregory P. Campbell                 6,250                    5.7                9.875             10/20/03
Elizabeth C. Connolly               6,250                    5.7                9.875             10/20/03
David J. Morrison                   6,250                    5.7                9.875             10/20/03


(1) The options become vested and exercisable over four years in annual increments of 25% commencing on April 21, 1997. The options listed in the table were granted on October 21, 1996.
(2) The exercise price for the options listed in the table was the average of the high and low trading prices of the Common Stock on the date of grant. The exercise price may be paid in cash, in shares of Common Stock of the Company valued at fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all required withholding and other deductions.
(3) The options listed in the table expire seven years from the date of grant. An earlier expiration date may apply in the event of the optionee's termination of employment, retirement, death or disability.

Option Exercises and Holdings

         None of the executive officers named in the Summary Compensation Table exercised options during the fiscal year ended December 31, 1996. The following table sets forth information with respect to the value of all unexercised stock options held by such officers as of the end of the fiscal year:

                          Fiscal Year End Option Values

                                               Number of Securities             Value of Unexercised In-the-
                                             Underlying Unexercised             Money Options at Fiscal Year
                                           Options at Fiscal Year End (1)                 End (2)
                                           ------------------------------      -----------------------------

Name                                       Exercisable     Unexerciseable      Exercisable    Unexerciseable
----                                       ------------    --------------      -----------    --------------
Stan A. Fischer                                  0              12,500             $0                $0
Gary M. Farrell                                  0              12,500              0                 0
Gregory P. Campbell                              0               6,250              0                 0
Elizabeth C. Connolly                            0               6,250              0                 0
David J. Morrison                                0               6,250              0                 0


(1) The value of the unexercised options at fiscal year end is calculated by determining the difference between the fair market value of the Common Stock on December 31, 1996 and the exercise price of such options. The average of the high and low sales prices the Common Stock of the Company on December 31, 1996, as reported by the Nasdaq National Market, was $8.75. All of the options identified in the table had an exercise price that was higher than $8.75 on December 31, 1996 and therefore all of the options were out-of-the money on that date.
(2) The options become vested and exercisable over four years in annual increments of 25% commencing on April 21, 1997. As of December 31, 1996, none of the options were exercisable.

Description of Company Stock Plans

        Prior to the Company's initial public offering in May 1996, the shareholders of the Company approved the 1996 Stock Incentive Plan (the "Incentive Plan") and the 1996 Stock Option Plan for Non-Employee Directors (the "Outside Directors' Plan"). Certain amendments to the Incentive Plan and the Outside Directors' Plan were made by the Board of Directors of the Company effective November 1, 1996. The following is a summary of the material features of each Plan. Unless otherwise defined, capitalized terms shall have the same meaning as those terms are given in the respective Plans.

1996 Stock Incentive Plan

        The Incentive Plan authorizes the issuance of up to 400,000 shares of the Common Stock of the Company to assist the Company in recruiting and retaining key management personnel. The Incentive Plan permits the award of shares of Common Stock, Restricted Stock, Phantom Stock, Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights ("SARs") to eligible officers, directors and key employees upon such terms as the Compensation Committee of the Board of Directors may determine, consistent with the terms of the Incentive Plan. The Incentive Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended.

        For the fiscal year ended December 31, 1996, the Compensation Committee granted a total of 109,375 Non-Qualified Stock Options to officers and employees, of which 43,750 Non-Qualified Stock Options were granted to executive officers named in the Summary Compensation Table set forth above under the heading "Executive Compensation." For additional information on the options granted to executive officers, see "Stock Options" and "Option Exercises and Holdings" above.

        Administration. The Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Company. The members of the Compensation Committee are appointed by and serve at the pleasure of the Board of Directors. The Compensation Committee has the sole discretion, subject to certain limitations, to interpret the Incentive Plan; to select Incentive Plan participants; to determine the type, size, terms and conditions of awards under the Incentive Plan; to authorize the grant of such awards; and to adopt, amend and rescind rules relating to the Incentive Plan. All determinations of the Compensation Committee are conclusive.
All expenses of administering the Incentive Plan will be borne by the Company.

        Eligibility. Any officer, director or employee of the Company or its subsidiaries who, in the judgment of the Compensation Committee, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a subsidiary is eligible for selection by the Compensation Committee to participate in the Incentive Plan. Employee and non-employee directors of the Company are eligible to participate in the Incentive Plan. The Compensation Committee has broad authority to fix the terms and conditions of the individual agreements with participants.

        Shares Available. Subject to the provisions of the Incentive Plan providing for proportional adjustments in the event of various changes in the capitalization of the Company, no more than 400,000 shares of the Company's authorized but unissued Common Stock may be issued pursuant to the Incentive Plan. Any shares of Common Stock subject to an Incentive Stock Option, Non-Qualified Stock Option or SAR that are not issued prior to the expiration of such awards, or any Restricted Stock award that is forfeited, will again be available for award under the Incentive Plan.

        Incentive Stock Options and Non-Qualified Stock Options. The Compensation Committee may authorize the grant of either Incentive Stock Options ("ISOs"), as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Non-Qualified Stock Options ("NQSOs"), which are subject to certain terms and conditions including the following: (1) the Option price per share will be determined by the Compensation Committee, but, in the case of ISOs, will not be, in any event, less than 100 percent of the fair market value of the Common Stock on the date that the Option is granted; (2) the term of the Option will be fixed by the Compensation Committee, but the maximum period in which an ISO may be exercised shall not exceed, in any event, ten years from the date that the ISO is granted; (3) Options will not be transferable other than by will or by the laws of descent and distribution; (4) the purchase price of the Common Stock upon exercise of an Option will be paid in full to the Company at the time of the exercise of the Option in cash, or if the Agreement provides, payment of the Option Price (and any applicable withholding taxes) may be made by a participant's surrendering previously acquired shares of Common Stock to the Company or by the Company's withholding shares of Common Stock upon exercise, provided that the shares surrendered or withheld have a fair market value (determined on the date preceding the date that the option is exercised) that is not less than the Option Price and any such withholding taxes; (5) an Option may expire upon termination of employment or within a specified period of time after termination of employment as provided by the Compensation Committee; (6) the aggregate fair market value (determined on the date of grant) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year shall not exceed $100,000; and (7) the Compensation Committee may elect to cash out all or part of the portion of any Option to be exercised by a participant by payment in cash or Common Stock of an amount determined in accordance with the Incentive Plan.

        Stock Appreciation Rights. The Compensation Committee may grant an SAR with or without a related Option. In the case of an SAR issued in connection with a related Option, such SAR can be exercised at such times, to such extent, and by such persons, as the Option to which it relates. Otherwise, the maximum period in which an SAR may be exercised shall be determined by the Compensation Committee. Each SAR will entitle the participant to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the lesser of (a) the excess of the fair market value of a share of Common Stock at the time of exercise over the fair market value of a share of Common Stock on the date of grant of the SAR or (b) the fair market value of a share of Common Stock on the date of grant. At the discretion of the Compensation Committee, all or part of the payment in respect of an SAR may be in cash in lieu of Common Stock. An SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and when the fair market value of a share of Common Stock exceeds the option price of the related Option.

        Common Stock and Restricted Stock. The Compensation Committee may authorize the award of Common Stock and/or Restricted Stock to a participant. In the case of an award of Restricted Stock, the Compensation Committee may prescribe that the participant's rights in the Restricted Stock shall be forfeited or otherwise restricted for a period of time set by the Compensation Committee and/or until certain financial performance objectives are satisfied as determined by the Compensation Committee in its sole discretion. During the period of restriction, a participant will be entitled to beneficial ownership of the Restricted Stock, including the right to receive dividends, warrants and rights and the right to vote the shares, but will not be entitled to certificates representing the Restricted Stock or to sell, transfer, assign, pledge or otherwise dispose of the shares. Subject to any restrictions that may be imposed by applicable securities or other laws or regulations, the Compensation Committee may award Common Stock to a participant that is not forfeitable and is free of all other restrictions.

        Phantom Stock. The Compensation Committee may award shares of Phantom Stock to a participant by means of a bookkeeping entry on behalf of such participant by which his account is credited (but not funded) as though shares of Common Stock had been transferred to such account. The Compensation Committee may specify the number of shares of Common Stock covered by such awards and may prescribe the terms and conditions under which a participant's right to receive payment for Phantom Stock shall become vested. A participant to whom shares of Phantom Stock have been awarded shall generally have none of the rights of a shareholder with respect to such shares; a participant's Phantom Stock account, however, may be credited with cash or stock dividends declared with respect to shares of Common Stock represented by shares of Phantom Stock. Payment to a participant for shares of Phantom Stock credited to his account may be made in cash, shares of Common Stock or a combination thereof. Any Phantom Stock awarded under the Incentive Plan is nontransferable except by will or by the laws of descent and distribution.

        Change of Control. In the event of a Change of Control, any outstanding Option, SAR or Phantom Stock becomes fully exercisable and vested to the full extent of the original grant, and any restrictions applicable to Restricted Stock outstanding on the date of a Change of Control shall lapse, such that the Restricted Stock becomes free of all restrictions and fully vested, nonforfeitable and transferable to the full extent of the original grant. The Compensation Committee may also provide that under such circumstances a participant may elect to receive, in exchange for shares that were Restricted Stock, a cash payment equal to the fair market value of the shares surrendered. A "Change of Control" shall be deemed to have taken place if: (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company, other than (x) as a result of any acquisition directly from the Company or (y) as a result of any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or its subsidiaries; or (ii) a change in the composition of the Board of Directors, such that the individuals who, as of the effective date of the Incentive Plan, constitute the Board of Directors (the Board of Directors as of such date being referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, for purposes of the Incentive Plan, that any individual who becomes a member of the Board of Directors subsequent to the effective date of the Incentive Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors shall not be so considered as a member of the Incumbent Board.

        Amendment or Termination. The Board of Directors may amend or terminate the Incentive Plan; however, no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares that may be issued pursuant to Options and Common Stock or Restricted Stock awards, (ii) materially increases the benefits to participants under the Incentive Plan, or (iii) materially changes the requirements as to eligibility for participation in the Incentive Plan. No amendment, without a participant's consent, shall adversely affect any rights of such participant under any grant or award outstanding at the time that such amendment is made.

        Duration of Incentive Plan. No grant or award may be made under the Incentive Plan before March 27, 1996, or after March 26, 2006. Grants and awards made on or after March 27, 1996, but on or before March 26, 2006, shall remain valid in accordance with their terms.

        Federal Income Tax Consequences. Under current Federal income tax laws, the principal Federal income tax consequences to participants and to the Company of the grant and exercise of Incentive Stock Options, Non-Qualified Stock Options and SARs, or the award of Common Stock and Phantom Stock, or the award of Restricted Stock and the lapse of restrictions thereon, pursuant to the provisions of the Incentive Plan, are summarized below. The Incentive Plan is not qualified under Section 401(a) of the Code.

               1. Incentive Stock Options. No income results to a participant upon the grant or exercise of an Incentive Stock Option, provided that (1) there is no disqualifying disposition of option stock within two years after the grant of the Option or one year after the transfer of such option stock to the participant, and (2) the participant is an employee of the Company or a subsidiary at all times during the period commencing on the date of grant and ending on the date three months (or twelve months in the case of a participant who is totally and permanently disabled) prior to the date of exercise. In the event of a disposition of option stock following the expiration of two years after the grant of the Option or one year after the transfer of such stock to the participant, any gain or loss, equal to the difference between the amount realized upon such disposition and the option price, generally will be taxable as long-term capital gain or loss. In the event of a disqualifying disposition of option stock prior to the expiration of the two- or one-year holding periods, the participant will recognize ordinary income equal to the excess of the fair market value of the option stock at the time of exercise (or the amount realized upon such disposition, if less) over the option price.

               No deduction is allowable to the Company upon the grant or exercise of an Incentive Stock Option. In the event that a participant recognizes ordinary income as a result of a disqualifying disposition of the option stock, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

               2. Non-Qualified Stock Options. No income is recognized upon the grant of a Non-Qualified Stock Option to a participant, assuming that the Option does not have a readily ascertainable fair market value at the time of the grant. The participant recognizes ordinary income upon exercise of the Non-Qualified Stock Option equal to the excess of the fair market value of the option stock on the date of exercise over the option price. If the participant is subject to the provisions of Section 16(b) of the Exchange Act, regarding short-swing purchases and sales, the participant will not be required to recognize income upon the exercise of the Non-Qualified Stock Option, but generally will recognize ordinary income six months thereafter in an amount equal to the excess of the fair market value of the option stock at that time over the option price. The Company is allowed a deduction at that time and in an amount equal to the ordinary income recognized by the participant.

               3. Stock Appreciation Rights. A participant is not subject to tax upon the grant of an SAR. Instead, a participant realizes ordinary income upon exercise of an SAR in an amount equal to the cash and the fair market value of the Common Stock received. If the participant is subject to the provisions of
Section 16(b) of the Exchange Act regarding short-swing purchases and sales, the participant will not be required to recognize income upon receipt of Common Stock following the exercise of an SAR, but generally will recognize ordinary income six months thereafter in an amount equal to the fair market value of the Common Stock at that time.

               The Company does not receive a compensation deduction when the SAR is granted but is entitled to a deduction at the time that the participant recognizes ordinary income upon the exercise of the SAR.

               4. Common Stock and Restricted Stock. The participant recognizes ordinary income upon the receipt of an award of Common Stock equal to the fair market value of the Common Stock. A participant generally will not recognize taxable income upon the award of Restricted Stock. The recognition of income will be postponed until the time that the restrictions on the shares lapse, at which time the participant will recognize ordinary income equal to the fair market value of the Restricted Stock at that time. If the participant is also subject to the provisions of Section 16(b) of the Exchange Act regarding short-swing purchases and sales, the participant will not be required to recognize income upon the award of Common Stock or Restricted Stock until those restrictions lapse. A participant, however, may elect to be taxed at the time of the award of Restricted Stock (or Common Stock if the participant is subject to Section 16(b)), and, if this election is made, the participant will recognize ordinary income equal to the fair market value of such stock at the time of the award determined without regard to any of the restrictions thereon.

               The Company generally will be entitled to a deduction equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes ordinary income with respect to an award of Common Stock or Restricted Stock.

               5. Phantom Stock. A participant will generally not recognize taxable income upon the award of Phantom Stock. The participant, however, will recognize ordinary income upon the payment in cash and/or Common Stock for Phantom Stock. The amount included in the participant's income will equal the amount of cash and the fair market value of the Common Stock received. In the case of a participant who is subject to Section 16(b) of the Exchange Act, recognition of income upon the receipt of Common Stock may be postponed until the Section 16(b) restrictions lapse as described under the discussion of Restricted Stock above.

               The Company generally will be entitled to a deduction equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes ordinary income with respect to the Phantom Stock.

1996 Stock Option Plan For Non-Employee Directors

         The Outside Directors' Plan authorizes the issuance of up to 25,000 shares of the Common Stock of the Company to Non-Employee Directors to align the interests of such Directors with those of the Company and its shareholders through increased equity ownership, to assist the Company in recruiting and retaining individuals of ability and experience who are not employed by the Company to serve on the Board of Directors and its committees and to provide incentive to those individuals by enabling them to participate in the future success of the Company. The Outside Directors' Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended.

         Administration. The Outside Directors' Plan is administered by the Compensation Committee of the Board of Directors of the Company. The members of the Compensation Committee are appointed by and serve at the pleasure of the Board of Directors. The Compensation Committee has the authority to prescribe the form of the Agreements evidencing grants of options under the Outside Directors' Plan. The Compensation Committee also has the power to construe the Outside Directors' Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Outside Directors' Plan as it may deem desirable, consistent with the provisions of the Outside Directors' Plan. The Compensation Committee, however, has no discretion with respect to the selection of Directors to receive options, the number of shares subject to the Outside Directors' Plan or to each grant thereunder, or to the option price for shares subject to the options. Any decision of the Compensation Committee in the administration of the Outside Directors' Plan is final and conclusive. The Compensation Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Compensation Committee. No member of the Compensation Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Compensation Committee in connection with the Outside Directors' Plan, except in circumstances involving actual bad faith. All costs and expenses of administering the Outside Directors' Plan shall be borne by the Company.

         Grants of Options. From 1996 to 2000 inclusive, the Outside Directors' Plan provides for annual grants of stock options beginning on July 1, 1996 and thereafter on the first business day following each annual meeting of shareholders, to each individual who is serving as a Director on such date, provided that such individual is not also an employee of the Company or any of its affiliates. Each Non-Employee Director serving on July 1, 1996 received an option to purchase 1,000 shares of Company Common Stock.

         Each annual grant will permit the holder, for a period of ten years from the date of grant, to purchase from the Company 1,000 shares of Common Stock of the Company (subject to adjustment for stock splits, stock dividends, spin-offs and certain other events as provided in the Outside Directors' Plan) at the fair market value of such shares on the date that the option was granted. Each option shall become exercisable six months after the date of grant. In the event of the death of a Non-Employee Director, his outstanding options may be exercised by his estate within two years from the date of death, provided that in no event may an option be exercised beyond its original expiration date. In the event that a Non-Employee Director becomes permanently and totally disabled while serving on the Board of Directors, his outstanding options may be exercised by him for a period of two years from the date such individual ceases serving on the Board of Directors due to such disability, provided that in no event may an option be exercised beyond its original expiration date. In the event that a Non-Employee Director resigns, is not re-elected or does not stand for re-election to the Board of Directors, or in any other circumstance approved by the Board of Directors, his outstanding options shall expire two years from the date of such individual's resignation or cessation of service on the Board of Directors, or upon the expiration of the period prescribed by the Board of Directors in an approved circumstance, provided that in no event may an option be exercised beyond its original expiration date. Each option and all rights thereunder shall be nontransferable other than by will or by the laws of descent and distribution.

         Shares Available. Subject to the provisions of the Outside Directors' Plan providing for proportional adjustments in the event of various changes in the corporate structure or capitalization of the Company, no more than 25,000 shares of the Company's Common Stock may be issued pursuant to the Outside Directors' Plan. The Common Stock to be issued may be either authorized and unissued shares, issued shares acquired by the Company or its subsidiaries, or any combination thereof. Shares subject to options that terminate for any reason will be available for future grants under the Outside Directors' Plan.

         Exercise and Payment. An option granted under the Outside Directors' Plan may be exercised in whole at any time or in part from time to time with respect to any number of whole shares. Payment of the option price may be made in cash or by surrendering previously owned shares of the Company's Common Stock, provided that the shares surrendered have a fair market value as of the day preceding the date of exercise that is not less than the option price for the shares exercised. To the extent permitted under applicable laws and regulations, at the request of the participant, the Company will cooperate in a "cashless exercise" of an option. No holder of an option granted under the Outside Directors' Plan shall have any rights of a shareholder with respect to shares subject to an option until the exercise of such option.

         Amendment or Termination. The Board of Directors may amend or terminate the Outside Directors' Plan from time to time; provided, however, that the Board of Directors may amend no more often than once every six months and no amendment may become effective until shareholder approval is obtained if the amendment would (i) increase the aggregate number of shares that may be issued under the Outside Directors' Plan pursuant to options, (ii) increase the benefits to participants under the Outside Directors' Plan, or (iii) change the requirements as to eligibility for participation in the Outside Directors' Plan. No amendment, without a participant's consent, shall adversely affect any rights of that participant under any option outstanding at the time that such amendment is made, unless such an amendment is made to cause the Outside Directors' Plan or an option grant to qualify for the exemption under Rule 16b-3 of the Exchange Act.

         Duration of Outside Directors' Plan. No option may be granted under the Outside Directors' Plan before March 27, 1996, or after the first business day following the 2000 Annual Meeting of Shareholders (the "Termination Date"). Options granted on or before the Termination Date shall remain valid in accordance with their terms.

         Federal Income Tax Consequences. The options granted under the Outside Directors' Plans will be nonstatutory options not intended to qualify as incentive stock options under Section 422 of the Code. The grant of options will not result in taxable income to the Non-Employee Director or a tax deduction to the Company. The Non-Employee Director recognizes ordinary income upon exercise of an option equal to the excess of the fair market value of the option stock on the date of exercise over the option price. The Company is allowed a deduction at the time and in an amount equal to the ordinary income recognized by the participant. The Outside Directors' Plan is not qualified under Section 401(a) of the Code.

Transactions With Management

         In June 1994, Stan A. Fischer, President of the Company, received a loan from the Company in the principal amount of $200,000 with interest at Crestar Bank's prime rate plus one-half percent on the outstanding balance of the loan. The loan related to the purchase by Mr. Fischer of certain real estate. On March 31, 1996, the entire outstanding principal balance of the loan, including certain advances made to Mr. Fischer during the term of the loan, was repaid in full. In connection with the loan, the Company made payments to Mr. Fischer in 1996 of $28,115 to permit the payment of accrued interest on the loan and $83,775 to permit the payment of expenses incurred by Mr. Fischer relating to the property. The largest aggregate amount outstanding under the loan from June 1994 to March 1996 was $268,808.

         The Company was taxed as an S Corporation for federal income tax purposes from its inception in 1989 through May 31, 1996. The Company's S election was terminated in connection with its initial public offering completed in June 1996. In connection with the Company's election to be taxed as an S Corporation, the Company each year made loans in the form of quarterly advances to two executive officers, Stan A. Fischer and Gregory P. Campbell, in sums sufficient to allow each to pay his estimated quarterly federal income taxes. In January 1996, the Company made quarterly tax loans of $110,485 to Mr. Fischer and $10,000 to Mr. Campbell. As of March 31, 1996, the outstanding principal balances due on the January 1996 tax loans and all previous tax loans had been repaid in full. In April 1996, the Company made quarterly tax loans of $173,303 to Mr. Fischer and $10,000 to Mr. Campbell that were repaid on May 31, 1996. Interest on the outstanding loan balances owed by Mr. Fischer and Mr. Campbell accrued in accordance with the Annual Federal Blended Rate. Special distributions of $32,341 and $1,899 were made by the Company in 1996 to Mr. Fischer and Mr. Campbell, respectively, to permit them to pay accrued interest on these loans. All loans for the payment of taxes and accrued interest have been repaid in full.

         The Company has made separate agreements with Stan A. Fischer and Gregory P. Campbell to purchase upon the death of each, up to all, but not less than one-half, of the shares of Common Stock owned by each at the time of his death. In order to fund its purchase obligations under these agreements, the Company owns and is the beneficiary of life insurance policies in aggregate face amounts of $3,000,000 and $500,000 on the lives of Mr. Fischer and Mr. Campbell, respectively. The purchase price for the shares will be the fair market value of the shares on the date of death. The Company's purchase obligations under the agreements are limited to the face amounts of the policies. In 1996, the Company paid premiums of $96,183 and $8,432 on the policies for Mr. Fischer and Mr. Campbell.

Certain Business Relationships

         Robert F. Mizell, a Senior Vice President of Davenport & Company LLC is a director of the Company. Davenport & Company LLC has provided financial advisory services to the Company during the past twelve months at fees that are customary for such services and is one of two firms that served as managing underwriters in the Company's initial public offering in 1996. Underwriting discounts and commissions paid to Davenport & Company LLC in connection with the initial public offering totaled $606,184.

         Theodore L. Chandler, Jr., a member and a director of the firm of Williams, Mullen, Christian & Dobbins, is a director of the Company. Williams, Mullen, Christian & Dobbins serves as counsel to the Company.

         C. T. Hill, the President/Capital Region of Crestar Bank, is a director of the Company. The Company maintains a general banking relationship with Crestar Bank, including depository services and a $5.0 million working capital line of credit. At March 25, 1997, there were no borrowings under the Crestar Bank line of credit.

                                  PROPOSAL TWO

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed, subject to shareholder approval, the firm of Ernst & Young LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997. A majority of the votes cast by holders of the Common Stock is required for the ratification of the appointment of the independent public accountants.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         The Board of Directors recommends that the shareholders vote FOR the appointment of Ernst & Young LLP as independent public accountants for the fiscal year ending December 31, 1997.

                        PROPOSALS FOR 1998 ANNUAL MEETING

         Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 1998 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company's principal executive offices at 4299 Carolina Avenue, Building C, Richmond, Virginia 23222, Attention: Gary M. Farrell, Secretary, no later than December 10, 1997, in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that meeting. The Company presently anticipates holding the 1998 annual meeting of shareholders in May 1998.

         The Company's Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director at the 1998 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the first anniversary date of the 1997 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 1998 annual meeting of shareholders, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the first anniversary date of the 1997 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Secretary of the Company.

                                  OTHER MATTERS

         THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1996 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO GARY M. FARRELL, SECRETARY OF THE COMPANY, WHOSE ADDRESS IS 4299 CAROLINA AVENUE, BUILDING C, RICHMOND, VIRGINIA 23222.

                             Open Plan Systems, Inc.


               Proxy Solicited on Behalf of The Board of Directors

         The undersigned hereby appoints Stan A. Fischer and Theodore L. Chandler, Jr., jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Open Plan Systems, Inc., a Virginia corporation (the "Corporation"), to be held on Tuesday, May 13, 1997, at 10:00 a.m., local time, or any adjournments thereof, for the following purposes:

         1.   To elect as directors the seven persons listed as nominees below.

          [  ] FOR nominees listed below             [  ]  WITHHOLD AUTHORITY to
              (except as written on the line below)        vote for all nominees
                                                           listed below

                Nominees for Election Whose Terms Expire in 1998:

                                 Gary M. Farrell
                                   C. T. Hill

                Nominees for Election Whose Terms Expire in 1999:

                                Anthony F. Markel
                            Theodore L. Chandler, Jr.

                Nominees for Election Whose Terms Expire in 2000:

                                 Stan A. Fischer
                               Troy A. Peery, Jr.
                                Robert F. Mizell

               (INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.)


      ---------------------------------------------------------------------

         2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Corporation for the fiscal year ending December 31, 1997.

              [  ]  FOR                 [  ] AGAINST               [  ] ABSTAIN

         3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.


-----------------------------------       -------------------------------------
           Printed Name                                 Signature

Dated:   ___/___/97
                                          -------------------------------------
                                                        Signature

                            (If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.)

                   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY